Exhibit 99.1

Targeting Disease at the Nuclear Pore

Karyopharm Therapeutics Announces Proposed Public Offering of Common Stock

NEWTON, Mass. – April 24, 2017 – Karyopharm Therapeutics Inc. (Nasdaq: KPTI), a clinical-stage pharmaceutical company, today announced that it is commencing a registered underwritten public offering of $40 million in shares of its common stock. In addition, Karyopharm has granted the underwriter a 30-day option to purchase up to $6 million in shares of its common stock.

Cantor Fitzgerald & Co. is the sole book-running manager for the offering.

Karyopharm intends to use the net proceeds of the offering: to support continued clinical development of selinexor (KPT-330) in multiple myeloma, lymphoma and other oncology indications; for early clinical trials of Karyopharm’s two pipeline drug candidates in oncology, KPT-8602 and KPT-9274; to continue preparing to establish the commercial infrastructure for the potential launch of selinexor in North America and Western Europe; and for working capital and other general corporate purposes.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on November 7, 2016 and was declared effective by the SEC on December 1, 2016. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Targeting Disease at the Nuclear Pore

About Karyopharm Therapeutics Inc.

Karyopharm Therapeutics Inc. (Nasdaq: KPTI) is a clinical-stage pharmaceutical company focused on the discovery and development of novel first-in-class drugs directed against nuclear transport and related targets for the treatment of cancer and other major diseases. Karyopharm’s SINE™ compounds function by binding with and inhibiting the nuclear export protein XPO1 (or CRM1). In addition to single-agent and combination activity against a variety of human cancers, SINE™ compounds have also shown biological activity in models of neurodegeneration, inflammation, autoimmune disease, certain viruses and wound-healing. Karyopharm, which was founded by Dr. Sharon Shacham, currently has five investigational programs in clinical or preclinical development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the therapeutic potential of and potential clinical development plans for Karyopharm’s drug candidates, including the timing of initiation of certain trials and of the reporting of data from such trials, and our expectations related to the offering discussed in this press release, including the use of proceeds from the offering. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Karyopharm’s current expectations. For example, there can be no guarantee that any of Karyopharm’s SINE™ compounds, including selinexor (KPT-330), will successfully complete necessary preclinical and clinical development phases or that development of any of Karyopharm’s drug candidates will continue. Further, there can be no guarantee that any positive developments in Karyopharm’s drug candidate portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: Karyopharm’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical studies; Karyopharm’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of drug candidates by Karyopharm’s competitors for diseases in which Karyopharm is currently developing its drug

Targeting Disease at the Nuclear Pore

candidates; and Karyopharm’s ability to obtain, maintain and enforce patent and other intellectual property protection for any drug candidates it is developing. These and other risks are described under the caption “Risk Factors” in Karyopharm’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission (SEC) on March 16, 2017, and in other filings that Karyopharm may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by law, Karyopharm expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Michelle Carroll

(212) 600-1902

michelle@argotpartners.com

Media:

Eliza Schleifstein

(917) 763-8106

eliza@argotpartners.com